EXHIBIT 10.3

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made as of the 28th day of October, 2013, by and among, Gregg Ruth (“Ruth”), Peter McCawley (“McCawley”), Lynn Acorda (“Acorda”; Ruth, McCawley and Acorda are referred to collectively herein as the “Sellers”), RMA Services, LLC, a California limited liability company (“Newco”) and Twin Cities Power Holdings, LLC, a limited liability company formed under the laws of the State of Minnesota, or its Assignees (the “Purchaser”).

WHEREAS, the Sellers collectively own one hundred percent (100%) of the membership interests in Discount Energy Group, LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), including all governance rights and financial rights pertaining to such membership interests (the “Membership Interests”);

WHEREAS, the Sellers desire to sell, and the Purchaser desires to buy, the Membership Interests on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, as a condition to the purchase by the Purchaser of the Membership Interests hereunder, the Sellers have formed Newco and the Sellers collectively own one hundred percent (100%) of the membership interests of Newco.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound, the Parties hereby agree as follows:

Article I

DEFINITIONS

1.1          Defined Terms. Where used in this Agreement, the following terms shall have the following meanings respectively:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer or proposal relating to, or any third party indication of interest in (A) any acquisition or purchase, direct or indirect, of all or any material portion of the assets of the Company or of all or any portion of the Membership Interests or other equity interests in the Company or (B) a merger, consolidation, equity exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or other similar transaction involving the Company.

“Affiliate” means with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.

“Agreement” means this Membership Interests Purchase Agreement, including all Schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

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“Ancillary Documents” means the Management Services Agreement, Secured Note, and all other agreements (other than this Agreement), certificates and other documents described or contemplated in this Agreement to be delivered prior to or at the Closing in connection with the transactions contemplated hereby.

“Assignment” has the meaning set forth in Section 3.2(b).

“Assignment and Assumption Agreement” has the meaning set forth in Section 8.1.

“Audit” has the meaning set forth in Section 5.12.

“Authorization” means any license, permit, consent, approval or other type of authorization required to conduct the Business issued by any Government Entity to the extent such Authorization is transferable.

“Books and Records” means each and all records, original Contracts (including, without limitation, Real Property Leases and Personal Property Leases), files, plans, blueprints, drawings, designs, specifications, well files, customer lists, supplier lists, business records and plans, studies, surveys, reports, correspondence, sales, advertising and promotional literature and other selling material (including, without limitation, relating to marketing services), magnetic tapes and computer diskettes or other medium of electronic data storage containing any of the foregoing items, and other data and similar materials of the Company or used or held for use in connection with or relating to the Business.

“Break-Up Fee” means an amount equal to the greater of (i) the actual cost of the Audit plus 10% of such cost or (ii) $50,000.

“Business” means providing electricity to residential and commercial customers.

“Business Day” means any day other than a Saturday or a Sunday, or a Federal statutory holiday.

“Claim” means any claim, demand, complaint, petition, grievance, indictment, allegation of wrongdoing, action or cause or right of action, and includes any Proceeding relating to any of the foregoing by or before any Government Entity.

“Claim Information” has the meaning set forth in Section 9.5.

“Closing” means the closing of the transactions contemplated hereby.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any reference to a specific provision of the Code shall be deemed to include any future corresponding provision of the Code

“Company’s Benefit Obligation” has the meaning set forth in Section 5.14(a).

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“Company’s Real Property” means the Real Property leased or owned by the Company which is used, held for use, or occupied, by the Company in connection with the Business as more particularly described in Schedule 1.1.

“Contracts” means all customer, rental, operating, finance, sales orders, purchase orders and other agreements, arrangements, contracts, understandings and commitments, whether written or oral, relating to the Business.

“Control” means the relationship that exists between two (2) Persons if one of them has, directly or indirectly, the power to direct the management and policies of the other Person or to determine, whether by contract, through the exercise of voting rights attached to securities or otherwise, the composition of the body (including, without limitation, the board of directors in the case of a corporation, the general partner in the case of a limited partnership, the trustee in the case of a trust, the managing partner in the case of a partnership and the management committee in the case of a joint venture) that manages or supervises the management of the other Person’s business and affairs; and the terms “Controlled by”, “Controlling” and similar words have corresponding meanings.

“Debt” means any of the following: (a) the principal amount of any indebtedness of the Company for borrowed money owing to any bank, trust company, credit union or other third Person outstanding immediately prior to the time of Closing together with all accrued interest and transaction fees and any prepayment premiums or penalties or other amounts in respect thereof becoming due as a result of the Closing, (b) any off-balance sheet financing of the Company in existence immediately prior to Closing, (c) any payment obligations of the Company in respect of banker’s acceptances or letters of credit in existence immediately prior to the Closing which are not evidenced by trade payables, (d) any indebtedness of the type referred to in clauses (a) through (c) above of any Person other than the Company in existence immediately prior to Closing which is either guaranteed or indemnified by, or secured by a security interest upon any property or assets owned by, the Company, and (e) any unpaid interest, fees, prepayment premiums or penalties accrued or owing on any such indebtedness of the Company.

“Direct Claim” has the meaning set forth in Section 9.4.

“Employee Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, pursuant to which the Company has any liability in respect of their current or former employees, agents, directors or independent contractors, or any beneficiaries or dependents of any such Persons.

“Employees” means all individuals who are employees of the Company and who are employed or similarly engaged for valuable consideration in connection with the Business, or who are otherwise entitled to receive any form of compensation from the Company (including deferred or contingent compensation) for regular and ongoing services rendered, including those employees of the Company on disability leave, parental leave or other absence.

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“Encumbrance” means any and all mortgages, claims, liens, charges, encumbrances, security interests or other matters affecting title to or interest in any of the assets owned by the Company.

“Environmental Laws” means all Laws in effect at or prior to Closing relating to health, safety or pollution or the protection of the environment, including Laws relating to Releases or the manufacture, processing, distribution, treatment, storage, disposal, transportation, sale, offer for sale, distribution, labeling, handling or use of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including all regulations and other authoritative Government Entity guidance issued with respect thereto.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that is a member of a group of corporations or of trades or businesses (whether or not incorporated) that along with the Company are treated as a single employer under and for any of the purposes specified in Section 414(b), (c), (m) or (o) of the Code or that is a member of a controlled group within the meaning of Section 4001(a)(14) of ERISA that includes the Company.

“FERC” means Federal Energy Regulatory Commission.

“Final Proforma Balance Sheets” means a spreadsheet in substantially the same form attached hereto as Schedule 7.3(a) that has been updated to reflect the proforma balance sheets for the Company and Newco, in each case reflecting assets and liabilities of such companies immediately prior to the Closing Date and following the Closing Date.

“Final Sources and Uses Spreadsheet” means a spreadsheet in substantially the same form attached hereto as Schedule 7.3(b) that has been updated to reflect the expected sources of funds and uses of funds for the Company and Newco and for the Purchaser in connection with the Closing, in each case immediately prior to the Closing Date and following the Closing Date.

“Financial Statements” has the meaning set forth in Section 5.12.

“First Capital” shall mean FCC, LLC, a secured lender and factor to the Company.

“GAAP” means United States generally accepted accounting principles, consistently applied, as recommended or adopted from time to time.

“Government Entity” means any government, regulatory authority, governmental department, bureau, agency, commission, board, tribunal, licensing body, court, judicial body, arbitral body or other law, rule or regulation-making entity having or purporting to have jurisdiction over the Company and its operations.

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“Hazardous Substances” means any substance or material that is prohibited, controlled or regulated by any Government Entity pursuant to Environmental Laws (or the manufacture, processing, distribution, treatment, storage, disposal, transportation, sale, offer for sale, distribution, labeling, handling or use of which is prohibited, controlled or regulated under Environmental Laws) including any material, substance, waste, pollutant or contaminant that is listed, defined, designated or classified under Law as being hazardous, dangerous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or a pollutant or contaminant.

“Indemnification Notice” has the meaning set forth in Section 9.4.

“Indemnified Party” has the meaning set forth in Section 9.4.

“Indemnifying Party” has the meaning set forth in Section 9.4.

“Intellectual Property” means any and all intellectual property, including know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), data, inventions, copyrights, other proprietary information and technology, service marks, web site domain names, uniform resource locators (URLs), trademarks, patent applications and patents, both domestic and foreign, and all improvements and additions thereto and alterations thereof used in whole or in part in, or required for, the proper carrying on of the Business.

“Laws” means each and all federal, state, municipal, local and other laws, statutes, ordinances, rules and regulations and decrees and orders of each and all Government Entities.

“Letter of Credit” means the Company’s obligations under the standby letter of credit for the benefit of PJM Interconnection, LLC.

“Litigation” means any and all Claims, Proceedings, disputes, arbitrations, investigations and inquiries.

“Loss” means any loss, damage, debt, liability, commitment, obligation, fine, penalty, cost or expense of any nature or kind, whether accrued, absolute, contingent, liquidated, fixed or otherwise and whether due or to become due, including pursuant to any Order or Encumbrance and including reasonable legal and other professional fees and other costs incurred in investigating, defending, responding to or pursuing any Claim in respect of the foregoing.

“Management Services Agreement” has the meaning set forth in Section 7.2.

“Material Adverse Change” or “Material Adverse Effect” means, when used in connection with a Party, such Party’s assets or business or any representation or warranty of such Party, any fact or state of facts, circumstance, change, effect, occurrence or event that, individually or in the aggregate (taken as a whole with regard to both positive and negative effects) is, or would reasonably be expected to be, material and adverse to the condition (financial or otherwise), business, prospects, operations, properties, licenses, affairs, assets, liabilities (contingent or otherwise), capitalization, results of operations or cash flows of a Party; provided, however, that notwithstanding the foregoing, in no event shall any changes arising from the following constitute a Material Adverse Change or Material Adverse Effect: (a) general business, economic or regulatory conditions generally affecting the industry of which a Party’s business is a part that are beyond the control of the Party, unless such changes affect a Party in a disproportionate manner, or (b) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the other Party.

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“Material Contracts” has the meaning set forth in Section 5.8.

“Newco” means RMA Services, LLC, a California limited liability company owned by the Sellers.

“Orders” means orders, judgments, decrees, rulings, directives, notices, directions, injunctions, writs, complaints, penalties or sanctions issued, made or imposed by any Government Entity.

“Other Benefit Obligations” means all obligations, arrangements, plans, policies or customary practices, whether or not legally enforceable, to provide benefits, other than salary or wages, as compensation (whether taxable or not) for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, plans or customary practices that are Employee Plans, including, without limitation, consulting agreements, sabbatical and leave policies, severance policies, equity option and other equity compensation plans, fringe benefits within the meaning of Section 132 of the Code and cafeteria plans under Section 125 of the Code.

“Parties” means, collectively, the Sellers and the Purchaser, and “Party” means any one of them.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Government Entity.

“Permitted Encumbrances” means (i) easements, encroachments, minor imperfections of title and other minor encumbrances which do not individually or in the aggregate detract from the value of, or impair the use of, any of the assets owned by the Company or used or connected to the Business, as specifically set forth on Schedule 1.2 and (ii) such other Encumbrances specifically set forth on Schedule 1.2.

“Person” means any individual, sole proprietorship, body corporate, partnership or limited partnership, trust, joint venture, unincorporated organization, Government Entity, including in any such person’s capacity as trustee, beneficiary, receiver, receiver-manager, executor, administrator or other legal representative.

“Personal Property Lease” means any operating or finance lease, conditional sale, installment sale or other similar transaction with respect to any of the tangible personal property (including, without limitation, vehicles and equipment) in respect of which the Company is a lessee, conditional purchaser, installment purchaser or otherwise the party making payments under such transaction.

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“Proceeding” means any investigative, prosecutorial, disciplinary, regulatory, criminal, quasi-criminal, civil, judicial or arbitral action, suit, inquiry, hearing, investigation, grievance, arbitration or other proceeding conducted or imposed by or before a Government Entity or any other civil or judicial action.

“Purchase Price” has the meaning set forth in Section 2.2.

“Real Property” means all real property, including all buildings, plants, structures, facilities and equipment erected therein or thereupon and all improvements and fixtures situated on or forming a part thereof, together with all easements, rights of way, privileges and appurtenances belonging to and inuring to the benefit thereof.

“Real Property Leases” means those leases, subleases, licenses, sublicenses and the like relating to any of the Company’s Real Property.

“Release” means any release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or migrating to, into or through the environment as described under any Environmental Laws.

“Representative” means, with respect to any Person, any and all directors, members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Period” has the meaning set forth in Section 7.10.

“Secured Note” has the meaning set forth below in this Section 1.1 in the definition of “TCPH Bridge Loan.”

“Security Deposit Amount” means the aggregate sum of the net amount of cash on deposit for the account of the Company with PJM Interconnection, LLC (“PJM”), Atlantic City Electric Company (“ACE”), Jersey Central Power & Light Company (“JCPL”), Public Service Electric & Gas Company (“PSEG”), Duquesne Light Company (“Duquesne”), and Duke Energy Ohio, Inc. (“DUKOH”).

“Taxes” means any and all federal, state, municipal, local and other taxes, assessments, interest, penalties, deficiencies, fees and other charges or impositions charged or imposed by any taxation authority including, without limitation, all income tax, employment insurance, sales and use, excise, privilege, real, personal and other property, ad valorem, license, school and any other tax or similar governmental charge or imposition.

“Tax Return” means any return, report, schedules, or similar statement required to be filed with respect to any Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“TCPH Bridge Loan” means a bridge loan by the Purchaser to Newco in an amount equal to the payments made by the Purchaser on behalf of Newco pursuant to Section 3.2(a)(iv) on the Closing Date, secured by a first priority security interest in all of the assets and all of the membership interests of Newco, and evidenced by a secured promissory note, security agreement and pledge, each in the form attached hereto as Exhibit D (the “Secured Note”).

“Third Party Claim” has the meaning set forth in Section 9.4.

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Article II

Transfer of MEMBERSHIP INTERESTs

2.1              Sale and Purchase of the Membership Interests. The Sellers hereby agree to sell, assign, transfer and convey the Membership Interests to the Purchaser, and the Purchaser agrees to purchase the Membership Interests from the Sellers, effective as of the Closing Date, upon and subject to the terms and conditions herein set forth.

2.2              Purchase Price. The Purchaser shall pay the purchase price to the Sellers for the Membership Interests in the aggregate sum of Three Hundred Thousand and No/100 Dollars ($300,000) (the “Purchase Price”).

2.3              Security Deposit. At the Closing, the Purchaser shall pay to Newco the Security Deposit Amount on deposit for the account of the Company as of the Closing Date.

Article III

The Closing

3.1              Time and Place. The Closing shall take place by the exchange of executed documents by email PDF or facsimile immediately followed by an exchange of original documents delivered by a nationally recognized overnight courier (receipt requested), no later than five days after last of the conditions to Closing set forth in Article VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time or on such other date or at such other place as the Sellers and the Purchaser may mutually agree upon, (the day on which the Closing takes place being the “Closing Date”).

3.2              Closing Deliverables.

(a)	At the Closing, the Purchaser shall deliver:

(i)	the Purchase Price to the Sellers, with each Seller receiving an amount equal to the Purchase Price multiplied by the percentage of such Seller’s Membership Interest as set forth on Schedule 4.1; provided, however, that each of the Sellers hereby irrevocably directs the Purchaser to deliver his or her portion of the full Purchase Price amount by wire transfer of immediately available funds to First Capital to reduce the amount of the debt, as set forth in the Final Sources and Uses Spreadsheet, that the Sellers and Newco have agreed to pay in full at Closing pursuant to Section 7.3(b), which amounts the Sellers agree shall be considered additional capital contributions by each Seller to Newco;

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(ii)	the Security Deposit Amount to Newco; provided, however, that Newco hereby irrevocably directs the Purchaser to deliver the full Security Deposit Amount by wire transfer of immediately available funds to (A) First Capital to pay in full the debt that Newco and the Sellers have agreed to pay in full at or prior to Closing pursuant to Section 7.3(b), and (B) following such payment to First Capital, then the balance of the Security Deposit Amount by wire to New Jersey to the extent of and as payment toward any outstanding New Jersey state sales tax liability owed by the Company and assumed by Newco, in the amount stated in the Final Sources and Uses Spreadsheet;

(iii)	a cash payment to the Company as a capital contribution in an amount equal to the then outstanding Letter of Credit obligations, following which the Company shall immediately wire a cash payment in a like amount to the holder of the Letter of Credit obligations to replace the collateral on account for the Company previously posted by Ruth personally;

(iv)	The TCPH Bridge Loan proceeds to Newco, which Newco hereby irrevocably directs the Purchaser to wire on behalf of Newco to satisfy certain Excluded Liabilities as follows: (A) an amount equal to the outstanding balance, if any, owed to First Capital after making the payments to First Capital provided for in Section 3.2(a)(i) and (ii) above, such that all principal and accrued interest owed to First Capital by the Company has been paid in full as required by Section 7.3(b), (B) an amount equal to the outstanding balance, if any, owed to New Jersey for the state sales tax liability, taking into account any payment to New Jersey made pursuant to Section 3.2(a)(ii) above, such that the entire New Jersey state sales tax liability owed by the Company and assumed by Newco has been paid in full, and (C) to GP Renewables and Trading, LLC in the amount set forth on the Final Sources and Uses Spreadsheet, as payment in full of the amounts owed to such entity by the Company pursuant to the agreement scheduled on Schedule 4.4; and

(v)	the Management Services Agreement, duly executed on behalf of the Company, and all other Ancillary Documents required to be delivered by the Purchaser at or prior to the Closing pursuant to Section 8.2 of this Agreement.

(b)	At the Closing, the Sellers or Newco, as appropriate, shall deliver to Purchaser:

(i)	an assignment of the Membership Interests to the Purchaser in the form of Exhibit A hereto (the “Assignment”), duly executed by each Seller;

(ii)	evidence of the organization and capitalization of Newco in accordance with Section 7.2;

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(iii)	the Assignment and Assumption Agreement duly executed on behalf of Newco;

(iv)	the Secured Note, duly executed on behalf of Newco; and

(v)	the Management Services Agreement, duly executed on behalf of Newco, and all other Ancillary Documents required to be delivered by the Sellers at or prior to the Closing pursuant to Section 8.1 of this Agreement.

Article IV

Representations and Warranties by SELLErS

Each Seller represents and warrants as follows, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Membership Interests:

4.1              Title to Membership Interests; Capitalization. Such Seller owns, of record and beneficially, the percentage of the Membership Interests listed opposite such Seller’s name on Schedule 4.1, free and clear of any Encumbrance. The Sellers collectively own 100% of the membership interests of the Company and there are no other issued and outstanding membership interests existing. The Membership Interests have been duly authorized and are validly issued, fully-paid and non-assessable. Such Seller’s Membership Interests reflected on Schedule 4.1 constitutes all of the membership interests of the Company in which Seller holds or claims any interest, directly or indirectly, and the purchase of the Membership Interests contemplated in this Agreement constitutes a complete termination of Seller’s equity interest in the Company. At Closing, Purchaser will obtain good, valid and marketable title to such portion of the Membership Interests free and clear of any Encumbrance. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the Company or obligating any of the Sellers or the Company to issue or sell any membership interests (including the Membership Interests), or any other interest, in the Company. Other than the Company’s Operating Agreement, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

4.2              Authorization. Each of the Sellers has all necessary power and authority to (a) execute and deliver this Agreement and the Ancillary Documents to which he or she is a party and (b) to perform this Agreement and the Ancillary Documents to which he or she is a party and consummate the transactions contemplated hereby and thereby. This Agreement has been, and such Ancillary Documents will be, on or before Closing, duly and validly authorized, executed and delivered by the Sellers, or Newco, as the case may be, and constitutes in the case of this Agreement, or will constitute at Closing in the case of such Ancillary Documents, valid and binding obligations of the Sellers and Newco, as applicable, enforceable against the Sellers and Newco, as applicable, in accordance with their respective terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

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4.3              Effect of Agreement; No Conflict. The execution, delivery and performance of this Agreement and any Ancillary Document by the Sellers and Newco, and the consummation of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law to which the Sellers are subject, (b) violate any Order applicable to the Sellers, (c) subject to obtaining the consents and approvals set forth on Schedule 5.3, have any material effect on any of the Authorizations of the Company or the ability of the Purchaser to make use of such Authorizations after the Closing Date, or (d) subject to obtaining the consents and approvals set forth on Schedule 5.3, result in the breach of or conflict with any term, covenant, condition or other provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any Encumbrance upon the Membership Interests or any Contract to which any of the Sellers are a party or by which any of the Membership Interests is or may be bound.

4.4              Broker Fees. Except as set forth on Schedule 4.4, no Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of any Sellers or the Company.

4.5              Litigation. There is no Litigation commenced or, to the knowledge of the Sellers, threatened, before any Government Entity, or any private arbitration tribunal, against, relating to or affecting the Sellers with respect to the Business or the Membership Interests, or the transactions contemplated by this Agreement. There does not exist any Order of any Government Entity, or any private arbitration tribunal, enjoining the Sellers from taking, or requiring the Sellers to take, action of any kind with respect to the Business or the Membership Interests or to or by which the Sellers with respect to the Business or any Membership Interests is or may be subject or bound.

Article V

Representations and Warranties REGARDING THE COMPANY

The Sellers, jointly and severally, represent and warrant as follows to the Purchaser with respect to the Company, and acknowledge that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Membership Interests:

5.1              Organization, Good Standing, Power. The Company has been duly formed and organized and is validly existing and in good standing under the Laws of State of Delaware, and has all requisite capacity and power to (a) to own or lease and operate its properties and assets and carry on the Business as presently being conducted and (b) to execute, deliver and perform its obligations under this Agreement and all Ancillary Documents to which it may be a party, and to consummate the transactions contemplated hereby and thereby.

5.2              Authorization. The Company has taken all necessary action to authorize (a) the execution and delivery by it of this Agreement and the Ancillary Documents to which it is a party and (b) its performance of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and such Ancillary Documents will be, on or before Closing, duly and validly authorized, executed and delivered by the Company, and constitutes in the case of this Agreement, or will constitute at Closing in the case of such Ancillary Documents, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally. This Agreement and the consummation of the transactions contemplated hereby have been approved by a resolution of the board of managers or members of the Company or by other applicable and valid authorization of the Company.

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5.3              Effect of Agreement; No Conflict. Schedule 5.3 sets forth the consents of Government Entities and other third parties (including, without limitation, lenders and trading markets) whose consent or approval is necessary, or to whom notice must be given, in connection with the transaction contemplated by this Agreement to provide the Purchaser with the expected benefits of operating the Company. Subject to obtaining the consents and approvals set forth on Schedule 5.3, the execution, delivery and performance of this Agreement and any Ancillary Document by the Company, and the consummation of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of the certificate of formation, operating agreement, or other organizational documents of the Company, (b) violate any provision of Law to which the Company is subject, (c) violate any Order applicable to the Company, (d) have any material effect on any of the Company’s Authorizations or the ability of the Purchaser to make use of such Authorizations after the Closing Date, or (e) result in the breach of or conflict with any term, covenant, condition or other provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any Encumbrance upon any of the Company’s assets or any Contract to which the Company is a party or by which any of the assets of the Company is or may be bound.

5.4                Title to Personal Properties, Absence of Liens and Encumbrances. The Company has good and valid title to the assets, reflected in the Company’s Financial Statements or used in connection with the conduct of business of the Company, free and clear of all Encumbrances (other than Permitted Encumbrances). As of the Closing, there will be no Encumbrances (other than Permitted Encumbrances) relating to any of the assets of the Company.

5.5              No Options to Purchase Assets. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase, use, or other acquisition from the Company any of the Company’s properties or assets.

5.6              Ownership of the Company. Except for the Membership Interests, there are no other membership or equity interests of the Company authorized, issued or outstanding. There are no options, warrants, convertible securities, subscriptions, or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company related to the Membership Interests or obligating the Company to issue, grant or sell other membership interests of, or options warrants, convertible securities, subscriptions or other equity interests in the Company. There are no outstanding contractual obligations of the Company or Sellers to purchase, repurchase, redeem or otherwise acquire any Membership Interests or make any investments (in the form of a loan or capital contribution) in any Persons. The Company does not own or control, and has never owned or controlled, directly or indirectly, an equity interest in any other corporation, partnership, limited liability company, joint venture or other entity or Person.

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5.7              Personal Property Leases. Schedule 5.7 sets forth Personal Property Leases to which the Company is a party currently in effect with respect to any item of equipment, vehicle or other personal property, the identifying name of the applicable lessor and the serial and asset numbers of the equipment, vehicle or other personal property that is the subject of each such Personal Property Lease. All of the equipment is in proper working order, having regard to its age and reasonable wear and tear, except such equipment that may require repair or replacement from time to time in the ordinary course of the Business.

5.8              Material Contracts. Other than the Contracts set forth in Schedule 5.8 (collectively, the “Material Contracts”), the Company is not a party to or bound by:

(a)	any Contract (including, without limitation, any Contract with a consultant or advisor) for the purchase of materials, power, supplies, equipment or services that requires annual expenditures to be incurred by the Company of more than $15,000;

(b)	any Contract (or group of Contracts with the same customer) involving annual billed revenues to be earned by the Company of more than $5,000;

(c)	except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company;

(d)	any Contract related to the sale of any of the Company’s assets, other than in the ordinary course of business;

(e)	any lease or leasing transaction of the type required to be capitalized in accordance with GAAP;

(f)	any Real Property Leases;

(g)	any Contract with the Sellers or any Affiliate of the Sellers; or

(h)	any guarantee, agreement of support, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

5.9              No Breach of Material Contracts. Each of the Material Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company and the other parties thereto in accordance with its terms. None of the parties to any of such Material Contract is in breach of its obligations thereunder and no act or event has occurred which, with the notice or lapse of time or both, would constitute a material breach under any of the Material Contracts. The Company is entitled to all of the benefits, rights and privileges under each such Material Contract.

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5.10          Compliance with Applicable Laws. The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets. All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Schedule 5.10 of the Disclosure Schedules lists all current Permits issued to the Company, or for which the Company has applied and the issuance of which is pending, including the names of the Permits and their respective dates of issuance, next renewal date, and expiration date. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule 5.10 of the Disclosure Schedules. Neither the use of any of the Company’s assets nor the conduct of the Business violates any applicable Laws now in effect, except where a failure to so comply does not and is not reasonably expected to have a Material Adverse Effect on the Company, the Business or the Company’s assets. The Company has not received any written notice of any present or past violation of applicable Laws applicable to the Business or any of the Company’s assets, and, to the Sellers’ knowledge, no basis for the allegation of any such violation exists.

5.11          Litigation. There is no Litigation commenced or, to the knowledge of the Sellers, threatened before any Government Entity, or any private arbitration tribunal, against, relating to or affecting the Company, or the transactions contemplated by this Agreement. There does not exist any Order of any Government Entity, or any private arbitration tribunal, enjoining the Company from taking, or requiring the Company to take, action of any kind with respect to the Business or any of the Company’s assets or to or by which the Company with respect to the Business or any asset is or may be subject or bound.

5.12          Financial Statements. Complete copies of: (a) the Company’s audited annual financial statements consisting of the balance sheet as of December 31, 2012 and the related statements of income and retained earnings, members’ equity, cash flow, independent accountant’s report, and the notes thereto (the “Audit”); (b) the Company’s unaudited annual financial statements consisting of the balance sheet of the Company as of December 31, 2012 and 2011 and the related statements of income and retained earnings, members’ equity and cash flow for the years then ended (the “Unaudited Financial Statements”); and (c) the Company’s unaudited monthly financial statements consisting of the balance sheets of the Company as at each month-end during 2013 up to the last such date prior to Closing (and the day prior to Closing), and the related statements of income and cash flow for the monthly and year-to-date periods then ended (the “Interim Financial Statements” and together with the Audit and the Unaudited Financial Statements, the “Financial Statements”) have been and, in the case of Interim Financial Statements for periods subsequent to the date of this Agreement, will be delivered to the Purchaser and, to the extent delivered prior to the date hereof, are set forth in Schedule 5.12, which shall be updated prior to Closing to include all Interim Financial Statements delivered after the date of this Agreement. The Financial Statements have been and will be prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes. The Financial Statements are and shall be based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

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5.13            Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or un-asserted, known or unknown, absolute or contingent, accrued or un-accrued, matured or un-matured or otherwise, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of December 31, 2012, and (b) those which have been incurred in the ordinary course of business consistent with past practice since December 31, 2012 and which are not, individually or in the aggregate, material in amount.

5.14          Employee Benefit Plans and Employment Matters.

(a)	Schedule 5.14 lists each Employee Plan. In addition, Schedule 5.14 lists each obligation, arrangement, plan or customary practice that is an Other Benefit Obligation maintained, participated in or contributed to by the Company (“Company’s Benefit Obligation”). Schedule 5.14 also lists each ERISA Affiliate of the Company. The terms “Employee Plan” and “Company’s Benefit Obligation” also include any plan or Other Benefit Obligation formerly maintained, participated in or contributed to by the Company for the benefit of the employees of the Business, a predecessor of the Company, or any ERISA Affiliate (including with respect to such a predecessor) or former ERISA Affiliate (including with respect to such a predecessor) in connection with the Business if the Company has any liability with respect thereto. The Company has delivered to the Purchaser true and complete copies of all Employee Plans, personnel, payroll, and employment manuals and policies of the Company.

(b)	Each Employee Plan has been established, maintained and administered in all material respects in accordance with its terms and with all provisions of ERISA, the Code and other applicable law, and neither the Company nor any “party in interest” or any “disqualified person” with respect to Employee Plans has engaged in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA or engaged in a similar transaction with respect to Employee Plans. Each Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service to the effect that such Employee Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of material liability, penalty or tax under ERISA, the Code or other applicable Laws.

(c)	There are no notices of assessment, provisional assessments, re-assessments, supplementary assessments, penalties or increased assessments that the Company has received from any Government Entity in any jurisdiction in which the Business is carried on by the Company, and no amounts are due or owing in respect of assessments, penalties, fines, liens, charges, or other amounts pursuant to any worker’s compensation legislation, or shall be due or owing as at the Closing Date.

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(d)	There is not any trade union or association certified by competent authority or recognized by the Company as bargaining agent for any Employees, the Company is not a party to any collective agreement with any labor union or association of employees and no such certification process with any labor union or association of employees is presently contemplated by any Employees.

(e)	Schedule 5.14 sets forth a listing of all of the Employees and independent contractors of the Company as of the date hereof.

(f)	Effective upon the Closing, the Company shall have no Employees.

5.15          Environmental Matters. With respect to environmental matters: (a) the Company is not in violation of any Environmental Laws; (b) the Company has operated the Business at all times in compliance with Environmental Laws; (c) there have been no Releases of any Hazardous Substances within the ownership, possession or control of the Company; (d) no Orders have been threatened or have been issued and remain outstanding pursuant to any Environmental Laws relating to the Business; (e) the Company has not received any Claim or notice of any Claim and is not aware of any grounds that might reasonably give rise to a Claim against the Company related to non-compliance with Environmental Laws, or the Release of any Hazardous Substance; (f) no event, matter, occurrence or circumstance with respect to environmental matters exists which could reasonably be expected to have a Material Adverse Effect on the Company; and (g) the Company has not been charged with or convicted of any offence for non-compliance with any Environmental Laws.

5.16          No Material Adverse Change. There has not been any material change in the assets, liabilities or obligations (absolute, contingent or otherwise) of the Company from the position set forth in the Financial Statements of the Company as of December 31, 2012; there has not been any Material Adverse Change in respect of the Company since December 31, 2012; and there are no material facts, transactions, events or occurrences known to the Sellers which could reasonably be expected to have a Material Adverse Effect on the Company or that could significantly impede the Sellers’ or the Company’s ability to consummate the transactions contemplated by this Agreement.

5.17          Related Parties. No member, officer, director, Employee or consultant of the Company or any of the Sellers, or any Affiliate of any such Person or any party not at arm’s length to the Company or the Sellers owns, has or is entitled to any royalty, net profits interest, ownership interest, carried interest or other Encumbrance of any nature whatsoever which is based on any revenue or rights attributed to the Company or related to the Business.

5.18          Authorizations. The Company has obtained and is in material compliance with all Authorizations necessary to conduct the Business as it is now being or is proposed to be conducted, other than such Authorizations the absence of which, or the non-compliance with which, would not have a Material Adverse Effect on the Company.

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5.19          Business Conducted in Ordinary Course. Except as set forth on Schedule 5.19, since January 1, 2013, the Business has been carried on in the ordinary and normal course and the Company has not entered into any agreement or taken any action which would interfere with the ordinary and normal conduct of the Business beyond the Closing Date.

5.20          Insurance. Schedule 5.20 sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Sellers or their Affiliates (including the Company) and relating to the assets, business, operations, employees, officers and managers of the Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to the Purchaser. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Sellers nor any of their Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Sellers or any of their Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound.

5.21          Intellectual Property

(a)	Schedule 5.21 sets out a full, complete and accurate list of all Intellectual Property owned by the Company and the Intellectual Property licensed by the Company from third parties, including all software other than routine off-the-shelf software license agreements.

(b)	The Company owns, licenses or possesses the rights to all Intellectual Property necessary to carry on the Business as currently conducted.

(c)	The Company has not received any written notice or claim challenging the Company respecting the validity of, use of, or ownership of the processes and technology used by them, and to the knowledge of the Sellers, there are no facts upon which such a challenge could reasonably be made.

(d)	To the knowledge of the Sellers, no Person is infringing upon or otherwise violating any Intellectual Property owned, licensed or used by the Company.

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5.22          Real Property. The Company does not own any Real Property and, other than as set out in Schedule 1.1, the Company does not lease any Real Property. Schedule 1.1 lists (i) the street address of each parcel of Real Property; (ii) the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. The Sellers have delivered or made available to the Purchaser true, complete and correct copies of any leases affecting the Real Property. The Company is not a sub-lessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, Permit or agreement.

5.23          Subsidiaries. The Company has no Subsidiaries.

5.24          Taxes. Except as set forth on Schedule 5.24, the Company has filed all Tax Returns and reports which are required by law to have been filed and have fully paid any and all Taxes (including, without limitation, income, franchise, property, sales, use and employment taxes) required to be paid in respect of the periods covered by those Tax Returns and reports. The Company’s income, sales and use and employment tax returns have not been audited or examined by the Internal Revenue Service or any other Government Entity. Except as set forth on Schedule 5.24, the Company has not been subject to any sales tax or other tax audit by any state or other Government Entity and all Taxes, including state sales and use taxes, and any penalties or fines related thereto, have been paid in full when due and in accordance with all applicable Laws. All filed Tax Returns and reports of the Company are correct and true in all material respects and there is no outstanding claimed deficiency with respect to any tax period, no formal or informal notice of a proposed deficiency, no notification of any pending audit of Tax Returns and reports and no waiver or extension granted by the Company with respect to any period of limitations affecting assessment of any Taxes.

5.25          Broker Fees. Except as set forth on Schedule 4.4, no Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of any the Company.

5.26          Regulatory Status. The Company is a “public utility” under the Federal Power Act and is authorized by the FERC to make wholesale sales of electric capacity and energy at market-based rates pursuant to Federal Power Act Section 205 that is not subject to “mitigation” (as that term is defined in 18 C.F.R § 35.38). Neither Sellers nor the Company is subject to regulation by the FERC under the Public Utility Holding Company Act of 2005. The Company is not, and it not required to be, on the compliance registry of the North American Electric Reliability Corporation.

5.27          Disclosure. The data and information in respect of the Company and its respective assets, liabilities, business and operations provided by the Company, the Sellers, and the Company’s or the Sellers’ advisors to the Purchaser was and is, to the best of their knowledge, accurate and correct in all material respects as of the respective dates thereof and, in respect of any information provided or requested, did not omit any material data or information necessary to make any data or information provided not misleading as of the respective dates thereof. The Company and the Sellers have not withheld from the Purchaser any material information or documents concerning the Company, or its assets or liabilities or the Business during the course of the Purchaser’s review of the Company and its Business. The Company and the Sellers have disclosed all information in their possession of which they are aware regarding any event, circumstance or action taken which could reasonably be expected to have a Material Adverse Effect on the Company, the Business or its assets. To the best of their knowledge, no representation or warranty contained herein and no statement contained in any schedule, exhibit or other disclosure document provided or to be provided to the Purchaser by the Sellers pursuant hereto contains or will contain any untrue statement of a material fact or omits to state a material fact which is necessary in order to make the statements herein or therein not misleading.

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Article VI

Representations and Warranties by THE PURCHASER

The Purchaser represents and warrants as follows, and acknowledges that the Sellers are relying upon such representations and warranties in connection with the sale by the Sellers of the Membership Interests:

6.1              Organization and Standing of the Purchaser. Purchaser is duly formed and organized and is validly existing and in good standing under the Laws of the State of Minnesota and has all requisite capacity and power to execute, deliver and perform its obligations under this Agreement and all Ancillary Documents to which it may be a party, and to consummate the transactions contemplated hereby and thereby.

6.2              Authorization. The Purchaser has taken all necessary action to authorize (a) the execution and delivery by it of this Agreement and the Ancillary Documents to which it may be a party and (b) its performance of this Agreement and the Ancillary Documents to which it may be a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Documents to which the Purchaser may be a party will be, on or before Closing, duly and validly authorized, executed and delivered by the Purchaser and constitutes in the case of this Agreement, or will constitute at Closing in the case of such Ancillary Documents, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally. This Agreement and the consummation of the transactions contemplated hereby have been approved by the board of managers of the Purchaser.

6.3              Effect of Agreement. The execution, delivery and performance of this Agreement and any Ancillary Document by the Purchaser and the consummation of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of the articles of organization, bylaws or other organizational documents of the Purchaser, (b) subject to the Company’s obtaining a final and non-appealable order from the FERC granting authorization, under section 203 of the Federal Power Act, for the sale of its Membership Interests, violate any provision of Law to which the Purchaser is subject, (c) violate any Order applicable to the Purchaser, or (d) violate or result in the breach of any contract material to the Purchaser’s business.

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Article VII

Covenants

7.1              Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser, the Sellers shall, and shall cause the Company to, (a) conduct the business of the Company in the ordinary course of business consistent with past practice; and (b) use its commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the generality of the foregoing, the Sellers shall not cause the Company to (a) sell any customer accounts or other assets of the Company prior to the Closing without the Purchaser’s prior written consent, or (b) issue, sell, deliver, or allow the transfer of any Membership Interests or any other securities or equity equivalents, or any subscriptions, options, warrants or other rights in respect of the foregoing, or amend any of the terms of any outstanding Membership Interests, or split, combine or reclassify any Membership Interests.

7.2              Formation of Newco; Employees; Management Services Agreement; Distribution.

(a)	The Sellers of the Company have formed Newco, which is and shall be unaffiliated with either the Company or the Purchaser post-closing. Prior to the Closing, the Sellers shall deliver to the Purchaser true and complete copies of all formation documents for Newco, including the limited liability company agreement (the “Newco LLC Agreement”). The Newco LLC Agreement shall contain the following requirements, “Membership interests shall be evidenced by certificates, and such certificates shall be securities governed by Article 8 of the Uniform Commercial Code and shall bear the following legend: This certificate evidences an interest in RMA Services, LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code.”

(b)	On or prior to the Closing Date, the Sellers shall cause the Company to terminate all existing Employees, effective as of the Closing Date, and to pay all wages and compensation owed to such personnel and all independent contractors for all periods prior to the Closing. The Sellers shall cause Newco to offer employment to those Persons listed in Schedule 5.14 except the IT Manager (who the parties anticipate will be retained by the Company as an independent contractor or employee post-closing), and any such other individuals as the Sellers deem necessary or appropriate to enable Newco to perform services pursuant to the Management Services Agreement. The Sellers and Newco shall bear all liability associated with the termination and employment of the Company’s Employees.

(c)	On the Closing Date, the Company and Newco shall enter into a management services agreement in the form attached hereto as Exhibit B (the “Management Services Agreement”), pursuant to which Newco shall provide management services for the Company for a period of time following the Closing in exchange for certain payments from the Purchaser for such services.

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(d)	On the Closing Date, immediately following the receipt of funds payable by the Company to Newco pursuant to the Management Services Agreement, Newco may make a distribution of $100,000 to the Sellers as members of Newco, on a pro rata basis based on each Seller’s ownership interest in Newco.

7.3              Amount of Security Deposit and Letter of Credit Obligations; Final Sources and Uses Spreadsheet; Payment of First Capital Debt.

(a)	From the date hereof until the Closing, the Sellers shall, and shall cause the Company to, use commercially reasonable efforts to reduce the total amount of Security Deposit Amount plus the Letter of Credit obligation to $350,000 or less at or prior to the Closing Date. The Sellers covenant and agree that in no event shall such amount exceed $546,948 as of the Closing Date. The Sellers have attached Proforma Balance Sheets in Schedule 7.3(a) that accurately reflect the balance sheets of the Company and Newco following the intended assignment and assumption of the Excluded Liabilities and Excluded Assets. Prior to the Closing Date, the Sellers shall prepare and deliver to the Purchaser proposed Final Proforma Balance Sheets, as an updated Schedule 7.3(a), which shall be subject to the Purchaser’s review and revision.

(b)	Prior to the Closing Date, the Sellers shall deliver to the Purchaser a proposed Final Sources and Uses Spreadsheet, which shall be subject to the Purchaser’s review and revision.

(c)	Prior to the Closing, the Company shall use and apply any cash proceeds it receives from Energy Plus Holdings, LLC (“EPH”) as a result of the prior sale by the Company to EPH of certain accounts on August 13, 2013 (the “Prior Asset Sale”), to pay down the outstanding balance owed by the Company to First Capital. The Sellers shall cause all amounts owed to First Capital to be paid in full on or prior to the Closing Date, including by directing the Purchaser to pay the Purchase Price proceeds, Security Deposit Amount proceeds, and, to the extent necessary, a portion of the TCPH Bridge Loan proceeds directly to First Capital. On or prior to the Closing Date, the Sellers shall deliver to the Purchaser a payoff letter or other writing duly executed on behalf of First Capital acknowledging that the First Capital debt has been paid in full and no obligations to First Capital remain outstanding and permitting the Company to file a UCC Financing Statement Amendment to terminate the UCC Financing Statement previously filed by First Capital. The parties agree that any cash released from the First Capital blocked account shall be used to pay down the First Capital debt; provided, that if such funds are not available on the Closing Date, upon release such funds shall be applied as a prepayment to reduce the outstanding balance of the TCPH Bridge Loan.

7.4              Assumption by Newco of Certain Liabilities; Transfer of Assets.

(a)	On or prior to the Closing Date, the Sellers shall cause the Company to transfer and assign the following liabilities of the Company (collectively, the “Excluded Liabilities”) to Newco, and the Sellers shall cause Newco to assume all such Excluded Liabilities:

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(i)	All accounts payable, accruals, and other current liabilities as set forth in the Final Proforma Balance Sheets and reflected in the Final Sources and Uses Spreadsheet;

(ii)	Liabilities or payables to the Sellers or their affiliates;

(iii)	Liabilities or payables related to income taxes and sales taxes due as a result of the Company’s operations up to the Closing Date, including any liabilities described on Schedule 5.24 and as set forth in the Final Proforma Balance Sheets and reflected in the Final Sources and Uses Spreadsheet;

(iv)	Liabilities associated with renewable energy certificates, to the extent not accounted for in accounts payable or accruals, as set forth in the Final Proforma Balance Sheets and reflected in the Final Sources and Uses Spreadsheet;

(v)	Liabilities related to any threatened or pending litigation;

(vi)	Liabilities associated with the Excluded Assets, including without limitation, all liabilities that may arise out of the asset purchase agreements; and

(vii)	Liabilities associated with or related to the employment of the Company’s employees on and prior to the Closing Date and all liabilities associated with or related to the transfer of such existing Company employees to Newco, including all liability for wages, benefits, any defined benefit pension plans, other post-retirement deferred compensation, or bonus-related liabilities.

(b)	The Sellers and Newco shall also assume and be liable for the payment of all penalties and fines that the Company has incurred or may incur after the Closing Date related to the Excluded Liabilities.

(c)	Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 7.4, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Newco of any Excluded Liabilities would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Government Entity), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof; provided, however, that, subject to the satisfaction or waiver of the condition contained in Section 8.1(b), the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, the Sellers, Newco and the Company shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations under any and all Excluded Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Newco (and/or the Sellers) shall be solely responsible for such liabilities and obligations from and after the Closing Date. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, the Company shall sell, assign, transfer, convey and deliver to Newco (or the Sellers) the relevant Excluded Liabilities to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration.

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(d)	To the extent that any of the Excluded Liabilities cannot be transferred to Newco pursuant to this Section 7.4, Newco and the Sellers shall use commercially reasonable efforts to enter into such arrangements (such as subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Excluded Liabilities to Newco as of the Closing and the performance by Newco of its obligations with respect thereto. Newco shall, as agent or subcontractor for the Company pay, perform and discharge fully the liabilities and obligations of the Company thereunder from and after the Closing Date.

(e)	The parties acknowledge that failure to promptly pay certain of the Excluded Liabilities may result in harm to the Company and, therefore, the Purchaser and the Company shall have the right, but not the obligation, to pay any Excluded Liabilities at any time, following which the Purchaser and the Company shall be entitled to reimbursement from Newco for such payment and all reasonable related costs.

(f)	On or prior to the Closing Date, the Seller shall cause the Company to transfer and assign the following assets of the Company (collectively, the “Excluded Assets”) to Newco in consideration for the Excluded Liabilities:

(i)	all cash and cash equivalents in the Company’s accounts with US Bank and the blocked account with First Capital, in the amounts set forth in the Final Proforma Balance Sheets; provided, that Newco directs that rather than transferring these amounts directly to Newco, the Company shall instead cause these amounts to be paid on or prior to the Closing Date to First Capital to reduce the First Capital debt and to the extent of remaining proceeds, to other creditors holding Excluded Liabilities;

(ii)	all asset purchase agreements previously entered into by the Company, including, without limitation, that certain Asset Purchase Agreement with EPH;

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(iii)	all amounts remaining to be paid to the Company pursuant to the Asset Purchase Agreement and all accounts receivable for customers sold in the Prior Asset Sale, each in the amounts set forth in the Final Proforma Balance Sheets;

(iv)	all prepaid marketing expenses previously written off by the Company; and

(v)	all claims or rights the Company may have to tax refunds related to the operation of the Company prior to the Closing.

7.5              Access to Information. From the date hereof until the Closing, the Sellers shall, and shall cause the Company to, (a) afford the Purchaser and its Representatives full and free access to and the right to inspect all of the properties, assets, premises, books and records, contracts and other documents and data related to the Company; (b) furnish the Purchaser and its Representatives with such financial, operating and other data and information related to the Company as the Purchaser or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Sellers and the Company to cooperate with the Purchaser in its investigation of the Company. Any investigation pursuant to this Section 7.5 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No investigation by the Purchaser or other information received by the Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Sellers in this Agreement; provided, however, the Sellers shall not be liable under Articles IV or V for any Losses based upon any inaccuracy in or breach of any of the representations or warranties of the Sellers contained in this Agreement to the extent that the Sellers can demonstrate that the Purchaser had knowledge of such inaccuracy or breach prior to the Closing and did not inform the Sellers of such inaccuracy or breach.

7.6              No Solicitation of Other Bids.

(a)	The Sellers shall not, and shall not authorize or permit any of their Affiliates (including the Company) or any of their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Sellers shall immediately cease and cause to be terminated, and shall cause their Affiliates (including the Company) and all of their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(b)	The Sellers agree that the rights and remedies for noncompliance with this Section 7.6 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Purchaser and that money damages would not provide an adequate remedy to the Purchaser.

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7.7              Notice of Certain Events.

(a)	From the date hereof until the Closing, the Sellers shall promptly notify the Purchaser in writing of:

(i)	any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Sellers hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.1 to be satisfied;

(ii)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)	any notice or other communication from any Government Entity in connection with the transactions contemplated by this Agreement or any investigation of the Company or the Sellers;

(iv)	reports of any customer complaints filed with regulatory authorities regarding the Company or the Sellers; and

(v)	any Actions commenced or, to Sellers’ Knowledge, threatened against, relating to or involving or otherwise affecting the Sellers or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed or that relates to the consummation of the transactions contemplated by this Agreement.

(b)	The Purchaser’s receipt of information pursuant to this Section 7.7 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Sellers in this Agreement.

7.8              Resignations. At or prior to the Closing, the Sellers shall deliver to the Purchaser written resignations, effective as of the Closing Date, of all of the officers and managers of the Company.

7.9              Confidentiality. From and after the Closing, the Sellers shall, and shall cause their Affiliates to, hold, and shall use commercially reasonable efforts to cause their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that the Sellers can show that such information (a) is generally available to and known by the public through no fault of the Sellers, any of their Affiliates or their respective Representatives; or (b) is lawfully acquired by the Sellers, any of their Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Sellers or any of their Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Sellers shall promptly notify the Purchaser in writing and shall disclose only that portion of such information which the Sellers are advised by their counsel is legally required to be disclosed, provided that the Sellers shall cooperate with the Company’s efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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7.10          Non-Solicitation

(a)	During the term of the Management Services Agreement but not to exceed a period of 12 months following the Closing Date (the “Restricted Period”), the Sellers shall not, and shall not permit any of their Affiliates to, directly or indirectly, intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers of the Company. Notwithstanding the foregoing, Newco may provide services to the Company contemplated by the Management Services Agreement.

(b)	The Sellers acknowledge that a breach or threatened breach of this Section 7.10 would give rise to irreparable harm to the Purchaser, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the Sellers of any such obligations, the Purchaser shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(c)	Each Seller acknowledges that the restrictions contained in this Section 7.10 are reasonable and necessary to protect the legitimate interests of the Purchaser and constitute a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement.

7.11          Governmental Approvals and Other Third Party Consents.

(a)	The Purchaser, Seller or the Company, as appropriate, shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, Authorizations, orders and approvals from all Government Entities that may be or become necessary for the transfer of any Permits and the performance of their other obligations pursuant to this Agreement. Each Party shall cooperate fully with the other Parties in promptly seeking to obtain all such consents, Authorizations, Orders and approvals. In addition, the Sellers shall cause the Company to use reasonable best efforts to obtain the Permit in Illinois for which application has been made as of the date of this Agreement.

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(b)	Without limiting the generality of Section 7.11(a), the Purchaser and the Sellers agree to work together with legal counsel to the Purchaser to prepare and file the necessary information with the FERC to obtain all necessary FERC approval of the transaction contemplated hereby. The Sellers and the Purchaser shall each pay one-half of all legal fees and related expenses incurred in preparing and making any necessary FERC filings; provided, however, that the maximum amount that will be split by the parties pursuant to this Section 7.11(b) is $5,000.

(c)	The Sellers shall give all notices to, and obtain all consents from, all third parties that are described in Schedule 5.3 of the Disclosure Schedules.

(d)	If any consent, approval or Authorization necessary to preserve any right or benefit under any Contract to which the Company is a party is not obtained prior to the Closing, the Sellers shall, subsequent to the Closing, cooperate with the Purchaser and the Company in attempting to obtain such consent, approval or Authorization as promptly thereafter as practicable. If such consent, approval or Authorization cannot be obtained, the Sellers shall use their reasonable best efforts to provide the Company with the rights and benefits of the affected Contract for the term thereof, and, if the Sellers provide such rights and benefits, the Company shall assume all obligations and burdens thereunder.

7.12          Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Seller shall cause the Company to, use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII hereof.

7.13          Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7.14          Tax Matters.

(a)	The Sellers must prepare or cause to be prepared all Tax Returns of the Company for taxable periods that end on or before the Closing Date (“Pre-Closing Periods”), except that the Purchaser shall prepare all Tax Returns for Pre-Closing Periods to the extent such Tax Returns were not required to be filed on or before the Closing Date. For taxable periods that include the Closing Date but do not begin or end on the Closing Date (“Straddle Periods”), the Purchaser, in cooperation with the Sellers, must prepare or cause to prepared all Tax Returns of the Company. Any Tax Return for a Straddle Period shall be prepared using the cash method to extent permitted by applicable Laws. The Sellers must pay all Taxes shown as due on (A) any Tax Return relating solely to a Pre-Closing Period and (B) any Tax Return for a Straddle Period to the extent properly allocable to the Pre-Closing portion of the Straddle Period.

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(b)	If any Government Entity asserts a claim or otherwise disputes any Tax Return of the Company relating to a Pre-Closing Period or the pre-Closing portion of a Straddle Period, or with respect to any Taxes for which the Sellers may be otherwise responsible, the Purchaser must, no later than five (5) Business Days following its receipt of the claim or dispute, notify the Sellers of the receipt. The Sellers have the right to represent the interest of the Company and to employ counsel of the Sellers’ choice at the Sellers’ expense to carry out the representation; provided, however, the Sellers must not enter into any settlement, agreement or compromise with respect to any claim or dispute without the consent of the Purchaser, which consent may not be unreasonably withheld.

(c)	The Purchaser and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns relating to the operations of the Company and filing of the Sellers’ Tax Returns that include the Company, and any audit, litigation or other proceeding with respect to such Taxes.

Article VIII

Conditions

8.1              Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)	The representations and warranties of the Company and the Sellers contained in this Agreement or in any Ancillary Document to which the Company or the Sellers may be parties shall be true, complete and accurate in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date.

(b)	The Company and the Sellers shall have performed all obligations and agreements and complied with all covenants contained in this Agreement, and in any Ancillary Document to which any of them is a party, to be performed or complied with by them on or prior to the Closing Date.

(c)	The Sellers shall have provided to the Purchaser a certificate, dated the Closing Date and signed by each of the Sellers, certifying that each of the conditions set forth in Section 8.1(a) and Section 8.1(b) have been satisfied.

(d)	The Sellers shall have delivered the final Interim Financial Statements as an update to Schedule 5.12 for all periods through and including the date that is one week prior to the Closing Date.

(e)	The Final Sources and Uses Spreadsheet shall be in final form acceptable to the Purchaser.

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(f)	All consents, assignments, or approvals from any third Persons (including FERC and any other Government Entities) required to be obtained prior to the Closing in connection with the consummation by the Parties of the transactions contemplated hereby, including those set forth on Schedule 5.3, shall have been obtained and shall be in full force and effect and the Purchaser shall have received evidence that these consents or approvals have been obtained. All notice periods required by the New Jersey Board of Public Utilities or any other Government Entity in connection with the consummation of the transactions contemplated hereby shall have expired without adverse action by such Government Entity.

(g)	The Sellers shall have filed or caused to be filed UCC financing statement amendments terminating all existing liens on the Membership Interests.

(h)	The Sellers shall have delivered to the Purchaser written notice from First Capital in accordance with Section 7.3.

(i)	The Sellers shall have delivered duly executed Assignments to the Purchaser transferring the Membership Interests free from any Encumbrances.

(j)	The Sellers shall have caused Newco to enter into the Management Services Agreement and shall deliver to the Purchaser such agreement duly executed on behalf of Newco.

(k)	The Sellers shall have caused Newco to deliver an Assignment and Assumption Agreement in the form of Exhibit C attached hereto (the “Assignment and Assumption Agreement”), evidencing the transfer to Newco of the Excluded Liabilities and the Excluded Assets.

(l)	The Sellers shall have caused Newco to enter into the Secured Note and shall deliver to the Purchaser such agreement duly executed on behalf of Newco.

(m)	The Sellers shall have delivered to the Purchaser a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Government Entity of Delaware and each jurisdiction where the Company is authorized to do business.

(n)	Each of the Sellers shall have delivered to the Purchaser a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that such Seller is not a foreign person within the meaning of Section 1445 of the Code.

(o)	The Sellers shall have delivered to the Purchaser such other documents or instruments as the Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(p)	From the date hereof to the Closing, there shall not have occurred any event which alone or taken together with other events would have a Material Adverse Effect on the Company (whether or not such change is or has been referred to or described in any Schedule to this Agreement, any supplement thereto or any other document or statement).

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(q)	Prior to the Closing Date, the Sellers shall have caused the Company to make any deficient filings or otherwise take all actions necessary to bring the Company into full compliance with the rules and regulations of the FERC and all other Government Entities.

(r)	All filings with all Government Entities required to be made prior to Closing in connection with the transactions contemplated by this Agreement shall have been made, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

8.2              Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)	The representations and warranties of the Purchaser contained in this Agreement or in any Ancillary Document to which the Purchaser may be a party shall be true, complete and accurate in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date.

(b)	The Purchaser shall have performed all obligations and agreements and complied with all covenants contained in this Agreement or in any Ancillary Document to which it may be a party to be performed and complied with by it on or prior to the Closing Date.

(c)	The Purchaser shall have provided to the Sellers a certificate, dated the Closing Date and signed by an officer of the Purchaser, certifying (i) that each of the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

(d)	On the Closing Date, the Purchaser shall have delivered to Newco the Management Services Agreement duly executed on behalf of the Company.

(e)	All filings with all Government Entities required to be made prior to Closing in connection with the transactions contemplated by this Agreement shall have been made, all waiting periods thereunder shall have expired or terminated and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

(f)	The Purchaser shall have delivered to the Seller such other documents or instruments as the Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement

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Article IX

Indemnification

9.1              Survival. The representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two years from the Closing Date; provided, that the representations and warranties in Section 4.1, Section 4.2, Section 5.1, Section 5.2, Section 5.15, Section 5.25, Section 6.1 and Section 6.2 shall survive indefinitely and the representations and warranties in Section 5.14 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

9.2              Indemnification By the Sellers. The Sellers and Newco shall jointly and severally indemnify and defend the Purchaser and its Affiliates (including the Company), and their respective Representatives, against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any of them based upon, arising out of, with respect to or by reason of:

(a)	any inaccuracy in or breach of any of the representations or warranties of the Sellers contained in Articles IV or V this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by a Seller or Newco pursuant to this Agreement;

(c)	all liabilities and obligations based upon, resulting from or arising out of any Excluded Liabilities or Excluded Assets; or

(d)	any obligation or claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Company conducted, existing or arising on or prior to the Closing Date that were not reflected on the Financial Statements or were not subject to an accrual and any claims arising out of or related to the employment or termination of employment of Company employees in accordance with the terms of this Agreement.

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9.3              Indemnification By the Purchaser. The Purchaser shall indemnify and defend each of the Sellers and their Affiliates, and their respective Representatives, against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, any of them based upon, arising out of, with respect to or by reason of:

(a)	any inaccuracy in or breach of any of the representations or warranties of the Purchaser contained in Article VI of this Agreement or in any certificate or instrument delivered by or on behalf of the Purchaser pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Purchaser pursuant to this Agreement; or

(c)	Any obligation or claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Company conducted, existing or arising on or after the Closing Date.

9.4              Notice of Claim. In the event that a Party (the “Indemnified Party”) shall become aware of any Loss in respect of which another Party or Parties (the “Indemnifying Party”) has agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof (the “Indemnification Notice”) to the Indemnifying Party. The Indemnification Notice shall specify whether the claim for indemnification arises as a result of a Claim by a third Person against the Indemnified Party (a “Third Party Claim”) or whether the claim for indemnification does not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available), (a) the factual basis for the Loss; and (b) the amount of the Loss, if known.

9.5              Direct Claims. With respect to any Direct Claim, following receipt of an Indemnification Notice from the Indemnified Party, the Indemnifying Party shall have fourteen (14) days to make such investigation of the claim for indemnification as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall promptly make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim, together with all such other information or documentation as the Indemnifying Party may reasonably request (the “Claim Information”). If both parties agree at or prior to the expiration of such 14-day period (or any mutually agreed-upon extension thereof) as to the validity and amount of such claim for indemnification, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim, failing which agreement the matter shall be resolved by arbitration in accordance with Section 11.8.

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9.6              Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s reasonable out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or Proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

9.7              Settlement of Third Party Claims. If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, or if the Indemnifying Party is the Sellers and if the nature of the Third Party Claim is such that contesting it may reasonably be expected to have a material negative adverse effect on the Purchaser or any of its business relationships, then the Indemnified Party shall have the exclusive right to assume control of the defense of the Third Party Claim and to decide whether to contest or settle such Third Party Claim. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In addition, the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

9.8              Cooperation. The Indemnified Party and the Indemnifying Party shall cooperate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

9.9              Indemnity for Successful Claim or Defense. Notwithstanding any other term or condition set out herein, in the event a Party sues or is sued for a misrepresentation or breach of warranty, term or covenant under this Agreement pursuant to this Article X, the successful Party in respect of such legal action, and its respective heirs, executors, administrators, successors and assigns, shall be entitled to be indemnified and reimbursed by the unsuccessful Party for any and all expenses, damages and costs incurred in respect of such legal action including, without limitation, all reasonable legal fees and costs incurred by such Party.

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Article X

TERMINATION

10.1          Termination

This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a)	by mutual written consent of the Sellers on the one hand, and the Purchaser on the other hand; or

(b)	by the Purchaser on written notice to the Sellers if any of the conditions set forth in Section 8.1 shall not have been satisfied by November 30, 2013 and provided that the Purchaser shall have complied in all material respects with its obligations hereunder;

(c)	by the Sellers on written notice to Purchaser if any of the conditions set forth in Section 8.2 shall not have been satisfied by November 30, 2013 and provided that the Sellers shall have complied in all material respects with their obligations hereunder;

(d)	by any Party on written notice to the other Parties if there shall be any Law that makes illegal, or prohibits completion of, the transactions contemplated herein, or

(e)	by the Purchaser on written notice to the Sellers; provided, that, if all of the conditions set forth in Section 8.1 shall have been satisfied (other than any such conditions which by their nature are to be satisfied on the Closing Date), the Purchaser shall pay to the Sellers the Break-Up Fee, as liquidated damages, in immediately available funds no later than five (5) Business Days after such termination;

and any such notice of termination given by a Party shall specify the basis on which the Party seeks to terminate this Agreement.

10.2          Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall thereupon cease to have any further force and effect and each Party shall thereafter have no further obligations or liability thereunder to any other Party, except that the provisions of Section 11.7 (Governing Law), Section 10.1 (Termination), this Section 10.2, and Section 11.2 (Fees and Expenses) shall survive any termination of this Agreement. Nothing in this Section 10.2 shall relieve any Party of liability for any breach of this Agreement.

10.3          Break-Up Fee Sole Remedy. Notwithstanding anything to the contrary in this Agreement, the Sellers’ right to receive payment of the Break-Up Fee pursuant to Section 10.1(e) shall be the sole and exclusive remedy of the Sellers or any of their Affiliates (including the Company) against the Purchaser or any of its Affiliates or any of their respective members or Representatives for any and all losses that may be suffered based upon, resulting from or arising out of the termination, and upon payment of the Break-Up Fee in accordance with Section 10.1, none of the Purchaser or any of its Affiliates or any of their respective members or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or any of the Transaction Documents or the transactions contemplated by this Agreement or any of the Transaction Documents.

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Article XI

GENERAL

11.1          Waiver. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. No waiver by any Party of any condition or other provision or a breach thereof, in whole or in part, shall be valid unless in writing nor shall it constitute a waiver of any other condition or provision (whether or not similar) by such Party nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.2          Fees and Expenses. Except as otherwise provided herein, each of the Parties shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts incurred in connection with the transactions contemplated by this Agreement.

11.3          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.3):

(i)	if to the Sellers to:

Gregg Ruth

RMA Services, LLC

22809 Pacific Coast Highway

Malibu, CA 90265

Email: gregg@rmaservicesllc.com

Fax No.: 800-296-5364

Peter McCawley

RMA Services, LLC

22809 Pacific Coast Highway

Malibu, CA 90265

Email: pete@rmaservicesllc.com

Fax No.: 800-296-5364

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Lynn Acorda

RMA Services, LLC

22809 Pacific Coast Highway

Malibu, CA 90265

Email: lynn@rmaservicesllc.com

Fax No.: 800-296-5364

with a copy to,

Eckert Seamans Cherin & Mellott, LLC

Two International Place

Boston, MA 02110

Attention: John L. Talvacchia

Email: JTalvacchia@eckertseamans.com

Fax No.: 617-342-6899

(ii)	if to the Purchaser:

Twin Cities Power Holdings, LLC

16233 Kenyon Ave., Suite 210

Lakeville, MN 55044

Attention: Timothy S. Krieger

Email: TKrieger@twincitiespower.com

Fax No.: 952-898-3571

Twin Cities Power Holdings, LLC

16233 Kenyon Ave., Suite 210

Lakeville, MN 55044

Attention: Wiley H. Sharp III

Email: wsharp@twincitiespower.com

Fax No.: 952-898-3571

with a copy to,

Leonard, Street and Deinard, P.A.

150 South Fifth Street, Suite 2300

Minneapolis, MN 55402

Attention: Mark S. Weitz

Email: mark.weitz@leonard.com

Fax No.: (612) 335-1657

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11.4          Entire Agreement, Amendments. This Agreement (which includes all Schedules) and the Ancillary Documents embody the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect thereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the Party or Parties against whom any waiver, change, amendment, modification or discharge may be sought.

11.5          Benefits; Binding Effect; Assignment. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights hereunder may be assigned by any of the Parties without the written consent of the other Parties; provided, however, Purchaser may assign this Agreement to an Affiliate without the consent of the Sellers.

11.6          Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or other electronic means, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

11.7          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

11.8          Dispute Resolution.

(a)	Subject to Section 7.6(b) and Section 7.10(b), any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or any breach, termination or validity thereof (a “Dispute”) shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Minneapolis, Minnesota, if the arbitration is initiated by the Purchaser or the Company. Alternately, the seat of the arbitration shall be Los Angeles, California if the arbitration is initiated by the Sellers.

(b)	The arbitration shall be conducted by one arbitrator. The arbitrator shall be appointed by the American Arbitration Association, which shall promptly notify the parties of the appointment of the arbitrator.

(c)	The arbitration award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorney’s fees and disbursements. Judgment upon award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

11.9          Remedies Cumulative. Except for the Break-Up Fee provided for in Section 10.1, which shall be Sellers’ exclusive remedy in the event the Purchaser does not close on the transactions contemplated hereby, the rights and remedies of the Parties under this Agreement are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that Party may be entitled.

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11.10      Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstance in any other jurisdiction or to other Persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the date first above written.

SELLERS:

/s/ Gregg Ruth

Gregg Ruth

/s/ Peter McCawley

Peter McCawley

/s/ Lynn Acorda

Lynn Acorda

NEWCO:

RMA SERVICES, LLC

By:    /s/ Peter McCawley

Peter McCawley

Managing Member

PURCHASER:

TWIN CITIES POWER HOLDINGS, LLC

By:    /s/ Timothy S. Krieger

Timothy S. Krieger

Chief Executive Officer

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INDEX OF EXHIBITS AND SCHEDULES

Exhibit A – Assignments of Membership Interests	attached
Exhibit B – Management Services Agreement	attached
Exhibit C – Assignment and Assumption Agreement	attached
Exhibit D – Secured Note	attached
Schedule 1.1 – Company’s Real Property	8
Schedule 1.2 – Permitted Encumbrances	9
Schedule 4.1 – Membership Interests – Capitalization	10
Schedule 4.4 – Brokers Fees	11
Schedule 5.3 – Effect of Agreement; No Conflict	12
Schedule 5.7 – Personal Property Leases	13
Schedule 5.8 – Material Contracts	14
Schedule 5.10 – Compliance with Applicable Laws	16
Schedule 5.12a – 2012 Audited Financial Statements	attached
Schedule 5.12b1 – 2012 Compiled Financial Statements	attached
Schedule 5.12b2 – 2011 Compiled Financial Statements	attached
Schedule 5.12c – 2013 Monthly Interim Financial Statements	attached
Schedule 5.14 – Employee Benefit Plans and Officers, Employees & Independent Contractors	21
Schedule 5.19 – Business Conducted in Ordinary Course	22
Schedule 5.20 – Insurance	23
Schedule 5.21 – Intellectual Property	24
Schedule 5.24 – Taxes	31
Schedule 7.3a – Proforma Balance Sheets	attached
Schedule 7.3b – Sources & Uses of Funds	attached

40

Exhibit A

Assignments of Membership Interests

See attached.

Exhibits and Schedules - 1

ASSIGNMENT

FOR VALUE RECEIVED, Gregg Ruth hereby sells, assigns and transfers unto Twin Cities Power Holdings, LLC eighty-two percent (82%) of the limited liability company interests (the “Interests”) of Discount Energy Group, LLC, a Delaware limited liability company (the “Company”), which constitutes the entire interest standing in his name on the books of the Company, and does hereby irrevocably constitute and appoint any elected officer or manager of the Company as his attorney-in-fact to transfer the said Interests on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated: ______________________, 2013

_____________________________ Gregg Ruth

Exhibits and Schedules - 2

ASSIGNMENT

FOR VALUE RECEIVED, Peter McCawley hereby sells, assigns and transfers unto Twin Cities Power Holdings, LLC twelve percent (12%) of the limited liability company interests (the “Interests”) of Discount Energy Group, LLC, a Delaware limited liability company (the “Company”), which constitutes the entire interest standing in his name on the books of the Company, and does hereby irrevocably constitute and appoint any elected officer or manager of the Company as his attorney-in-fact to transfer the said Interests on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated: ______________________, 2013

_____________________________ Peter McCawley

Exhibits and Schedules - 3

ASSIGNMENT

FOR VALUE RECEIVED, Lynn Acorda hereby sells, assigns and transfers unto Twin Cities Power Holdings, LLC six percent (6%) of the limited liability company interests (the “Interests”) of Discount Energy Group, LLC, a Delaware limited liability company (the “Company”), which constitutes the entire interest standing in her name on the books of the Company, and does hereby irrevocably constitute and appoint any elected officer or manager of the Company as her attorney-in-fact to transfer the said Interests on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated: ______________________, 2013

_____________________________ Lynn Acorda

Exhibits and Schedules - 4

Exhibit B

Management Services Agreement

See attached.

Exhibits and Schedules - 5

Exhibit C

Assignment and Assumption Agreement

See attached.

Exhibits and Schedules - 6

Exhibit D

Secured Note

See attached.

Exhibits and Schedules - 7

Schedule 1.1

Company’s Real Property

Lease of space at 22809 Pacific Coast Highway, Malibu, CA 90265

Landlord: H.T. Palms of Malibu

Monthly Rent: $2,975

Term: Month to month

Lease of office space at 811 Church Road, Suite 149, Cherry Hill, NJ 08002

Landlord: Tarragon Office Center

Monthly Rent: $500

Term: Month to month

Exhibits and Schedules - 8

Schedule 1.2

Permitted Encumbrances

None.

Exhibits and Schedules - 9

Schedule 4.1

Membership Interests – Capitalization

Gregg Ruth	82%
Peter McCawley	12%
Lynn Acorda	6%
Total	100%

Exhibits and Schedules - 10

Schedule 4.4

Brokers Fees

Seller has agreed to pay a commission, brokerage or “Finder’s Fee” to GP Renewables and Trading, LLC located in New York, NY.

Exhibits and Schedules - 11

Schedule 5.3

Effect of Agreement; No Conflict

1.	First Capital has a lien on all of the Company’s assets, which will be released at Closing. First Capital’s contact information is as follows:

Charles M. Carbone

Vice President - Sr. Account Executive

First Capital

565 Fifth Avenue, 19th Floor

New York, New York 10017

Phone: 212-920-2803

Cell: 646-745-0574

Fax: 212-920-2823

2.	The Company shall have received a final and non-appealable order granting authorization for the transaction from the FERC pursuant to Section 203 of the Federal Power Act.

3.	Notice must be provided to and, where noted, approval obtained from, the relevant Government Entities regarding the following Authorizations:

(a)	Alternative Retail Electric Supplier Certification [pending with the Illinois Commerce Commission] (approval required if certificate has been issued);
(b)	New Jersey Board of Public Utilities - License ESL 0092 (notice must be provided at least 30 days prior to Closing; notice was provided October 14, 2013);
(c)	Pennsylvania Public Utilities Commission - License A-2010-2199551;
(d)	Public Utilities Commission of Ohio - Certificate 12-616E (1);
(e)	Maryland Public Service Commission - License IR-2660.

Exhibits and Schedules - 12

Schedule 5.7

Personal Property Leases

None.

Exhibits and Schedules - 13

Schedule 5.8

Material Contracts

1.	Atlantic City Electric New Jersey Third Party Supplier Customer Account Services Master Service Agreement

2.	Baltimore Gas & Electric Company

a.	Electronic Interchange Trading Partner Agreement
b.	BGE Supplier Coordination Agreement
c.	BGE Scheduling Coordination Designation Form
d.	Customer Consumption Data Reporting Agreement
e.	Electric – Billing Services Agreement

3.	Duke Energy Ohio

a.	Certified Supplier Service Agreement
b.	Electronic Data Interchange Trading Partner Agreement
c.	Declaration of Authority
d.	Account Receivable Purchase Agreement
e.	Transmission Scheduling Agent Designation Agreement

4.	Duquesne Power and Light

a.	Electronic Data Interchange Trading Partner Agreement

5.	Jersey Central Power and Light Company

a.	Third Party Supplier Agreement

6.	PECO

a.	PECO Letter of Intent
b.	EDI Agreement
c.	Rider Agreement

7.	Public Service Electric and Gas Third Party Supplier Customer Account Services Master Service Agreement

8.	Energy Services Group Service Agreement

9.	First Capital Factoring Agreement with Amendments

10.	Exelon (Constellation Energy) ISDA

11.	Consumer Energy Advocates (CEA) telemarketing contract

12.	Lease for 22809 Pacific Coast Highway

13.	Lease for 811 Church Road

14.	Broker Agreement with GP Renewables

15.	Asset Purchase Agreement with Energy Plus Holdings dated August 13, 2013

16.	Asset Purchase Agreement with Energy Plus Holdings dated February 27, 2013

17.	Asset Purchase Agreement with Verde Energy dated July 31, 2012

Exhibits and Schedules - 14

Schedule 5.10

Compliance with Applicable Laws

1.	New Jersey Board of Public Utilities – License ESL 0092

2.	Pennsylvania Public Utilities Commission – License A-2010-2199551

3.	Public Utilities Commission of Ohio – Certificate 12-616E (1)

4.	Maryland Public Service Commission – License IR-2660

5.	FERC – Docket: ER10-2803

Exhibits and Schedules - 15

Schedule 5.12a

2012 Audited Financial Statements

See attached.

Exhibits and Schedules - 16

Schedule 5.12b1

2012 Compiled Financial Statements

See attached.

Exhibits and Schedules - 17

Schedule 5.12b2

2011 Compiled Financial Statements

See attached.

Exhibits and Schedules - 18

Schedule 5.12c

2013 Monthly Interim Financial Statements

See attached.

Exhibits and Schedules - 19

Schedule 5.14

Employee Benefit Plans and Officers, Employees & Independent Contractors

Employee Benefit Plans:

None.

Officers, Employees & Independent Contractors:

Gregg Ruth, Managing Member

Peter McCawley, Member – CEO

Lynn Acorda, Member, CFO

Tom Ponce, Customer Service Representative - Employee

Patti Phelps, Customer Service Representative - Employee

Ted Krapf, IT Manager – Employee

Exhibits and Schedules - 20

Schedule 5.19

Business Conducted in Ordinary Course

None.

Exhibits and Schedules - 21

Schedule 5.20

Insurance

Liability Insurance

Insurer:     James River Inc.

Producer:  Trinity Brokerage Inc.

   1001 Ave OF The Stars Ste 1000

   New York, NY 10018

Broker:      Richard Keating

Term:        October 15, 2013 – October 15, 2014

Workers Compensation Insurance

Insurer:      State Compensation Insurance Fund

Producer:   Pegasus Capital & INS SVCS Inc.

    550 S. Hope St. Ste 2170

    Los Angeles, CA 90071

Broker:       Manuel Solano

Term:         September 25, 2013 – September 25, 2014

Exhibits and Schedules - 22

Schedule 5.21

Intellectual Property

Discount Energy Group, LLC employs a self-developed Enterprise Resource Planning (ERP) software system as a trade secret. This cross-functional enterprise system is driven by an integrated suite of software modules that support advanced services and reporting on top of other third-party software services. Discount Energy Group’s cloud-based ERP is comprised of a Sales Suite to support sales and marketing teams, a Reporting Suite to support daily and Executive-Level decision making, and a Services Suite which supports the underlying transformation and transportation of data between systems and users.

Exhibits and Schedules - 23

DEG’s Domain Names

Domain Name	TLD	Expiration Date	Status	Privacy	Locked
ALTERNATIVEDISCOUNTENERGY.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEDISCOUNTENERGY.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEDISCOUNTENERGY.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYDISCOUNT.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYDISCOUNT.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYDISCOUNT.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYNEWJERSEY.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYNEWJERSEY.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYNEWJERSEY.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYPENN.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYPENN.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYPENN.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVER.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVER.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVER.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVERS.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVERS.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVING.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVING.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVINGS.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSAVINGS.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSUPPLIERS.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSUPPLIERS.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEENERGYSUPPLIERS.ORG	.org	9/2/2015	Active	Public	Locked

Exhibits and Schedules - 24

Domain Name	TLD	Expiration Date	Status	Privacy	Locked
ALTERNATIVEHOMEENERGYSAVER.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVER.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVER.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVERS.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVERS.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVERS.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVING.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVING.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVING.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVINGS.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVINGS.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEHOMEENERGYSAVINGS.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVER.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVER.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVER.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVERS.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVERS.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVERS.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVING.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVING.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVING.ORG	.org	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVINGS.COM	.com	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVINGS.NET	.net	9/2/2015	Active	Public	Locked
ALTERNATIVEPOWERSAVINGS.ORG	.org	9/2/2015	Active	Public	Locked
DISCOUNTELECTRICITYGROUP.COM	.com	8/18/2015	Active	Public	Locked
DISCOUNTELECTRICITYGROUP.NET	.net	8/18/2015	Active	Public	Locked

Exhibits and Schedules - 25

Domain Name	TLD	Expiration Date	Status	Privacy	Locked
DISCOUNTELECTRICITYGROUP.ORG	.org	8/18/2015	Active	Public	Locked
DISCOUNTENERGYGROUP.COM	.com	8/18/2015	Active	Public	Locked
DISCOUNTENERGYGROUP.NET	.net	8/18/2015	Active	Public	Locked
DISCOUNTENERGYGROUP.ORG	.org	8/18/2015	Active	Public	Locked
DISCOUNTENERGYSAVER.COM	.com	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVER.NET	.net	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVER.ORG	.org	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVERS.COM	.com	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVERS.NET	.net	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVERS.ORG	.org	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVING.COM	.com	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVING.NET	.net	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVING.ORG	.org	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVINGS.COM	.com	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVINGS.NET	.net	8/19/2015	Active	Public	Locked
DISCOUNTENERGYSAVINGS.ORG	.org	8/19/2015	Active	Public	Locked
GREGGRUTHCO.COM	.com	4/8/2014	Active	Public	Locked
JERSEYENERGYSAVER.COM	.com	7/20/2014	Active	Private	Locked
JERSEYENERGYSAVER.NET	.net	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVER.ORG	.org	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVERS.COM	.com	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVERS.NET	.net	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVERS.ORG	.org	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVING.COM	.com	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVING.NET	.net	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVING.ORG	.org	8/18/2015	Active	Public	Locked

Exhibits and Schedules - 26

Domain Name	TLD	Expiration Date	Status	Privacy	Locked
JERSEYENERGYSAVINGS.COM	.com	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVINGS.NET	.net	8/18/2015	Active	Public	Locked
JERSEYENERGYSAVINGS.ORG	.org	8/18/2015	Active	Public	Locked
NEWJERSEYALTERNATIVEENERGY.NET	.net	9/2/2015	Active	Public	Locked
NEWJERSEYALTERNATIVEENERGY.ORG	.org	9/2/2015	Active	Public	Locked
NEWJERSEYENERGYSAVER.COM	.com	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVER.NET	.net	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVER.ORG	.org	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVERS.COM	.com	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVERS.NET	.net	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVERS.ORG	.org	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVING.COM	.com	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVING.NET	.net	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVING.ORG	.org	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVINGS.NET	.net	8/18/2015	Active	Public	Locked
NEWJERSEYENERGYSAVINGS.ORG	.org	8/18/2015	Active	Public	Locked
NJALTERNATIVEENERGY.NET	.net	9/2/2015	Active	Public	Locked
NJALTERNATIVEENERGY.ORG	.org	9/2/2015	Active	Public	Locked
NJENERGYSAVER.COM	.com	8/18/2015	Active	Public	Locked
NJENERGYSAVER.NET	.net	8/18/2015	Active	Public	Locked
NJENERGYSAVER.ORG	.org	8/18/2015	Active	Public	Locked
NJENERGYSAVERS.NET	.net	8/18/2015	Active	Public	Locked
NJENERGYSAVERS.ORG	.org	8/18/2015	Active	Public	Locked
NJENERGYSAVING.COM	.com	8/18/2015	Active	Public	Locked
NJENERGYSAVING.NET	.net	8/18/2015	Active	Public	Locked
NJENERGYSAVING.ORG	.org	8/18/2015	Active	Public	Locked

Exhibits and Schedules - 27

Domain Name	TLD	Expiration Date	Status	Privacy	Locked
PAENERGYSAVER.COM	.com	8/18/2015	Active	Public	Locked
PAENERGYSAVER.NET	.net	8/18/2015	Active	Public	Locked
PAENERGYSAVER.ORG	.org	8/18/2015	Active	Public	Locked
PAENERGYSAVERS.NET	.net	8/18/2015	Active	Public	Locked
PAENERGYSAVERS.ORG	.org	8/18/2015	Active	Public	Locked
PAENERGYSAVING.COM	.com	8/18/2015	Active	Public	Locked
PAENERGYSAVING.NET	.net	8/18/2015	Active	Public	Locked
PAENERGYSAVING.ORG	.org	8/18/2015	Active	Public	Locked
PAENERGYSAVINGS.NET	.net	8/18/2015	Active	Public	Locked
PAENERGYSAVINGS.ORG	.org	8/18/2015	Active	Public	Locked
PENNALTERNATIVEENERGY.COM	.com	9/2/2015	Active	Public	Locked
PENNALTERNATIVEENERGY.NET	.net	9/2/2015	Active	Public	Locked
PENNALTERNATIVEENERGY.ORG	.org	9/2/2015	Active	Public	Locked
PENNENERGYSAVER.COM	.com	7/20/2014	Active	Private	Locked
PENNENERGYSAVER.NET	.net	8/18/2015	Active	Public	Locked
PENNENERGYSAVER.ORG	.org	8/18/2015	Active	Public	Locked
PENNENERGYSAVERS.COM	.com	8/18/2015	Active	Public	Locked
PENNENERGYSAVERS.NET	.net	8/18/2015	Active	Public	Locked
PENNENERGYSAVERS.ORG	.org	8/18/2015	Active	Public	Locked
PENNENERGYSAVING.COM	.com	8/18/2015	Active	Public	Locked
PENNENERGYSAVING.NET	.net	8/18/2015	Active	Public	Locked
PENNENERGYSAVING.ORG	.org	8/18/2015	Active	Public	Locked
PENNENERGYSAVINGS.NET	.net	8/18/2015	Active	Public	Locked
PENNENERGYSAVINGS.ORG	.org	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVER.COM	.com	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVER.NET	.net	8/18/2015	Active	Public	Locked

Exhibits and Schedules - 28

Domain Name	TLD	Expiration Date	Status	Privacy	Locked
PENNSYLVANIAENERGYSAVER.ORG	.org	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVERS.COM	.com	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVERS.NET	.net	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVERS.ORG	.org	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVING.COM	.com	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVING.NET	.net	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVING.ORG	.org	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVINGS.NET	.net	8/18/2015	Active	Public	Locked
PENNSYLVANIAENERGYSAVINGS.ORG	.org	8/18/2015	Active	Public	Locked

Exhibits and Schedules - 29

Schedule 5.24

Taxes

NJ State Sales Tax in the amount of $215,886, which shall be paid in full not later than December 31, 2013.

PA Gross Receipts Tax in the amount of $97,224, which shall be paid in full by Newco not later than December 31, 2013.

Exhibits and Schedules - 30

Schedule 7.3a

Proforma Balance Sheets

See attached.

Exhibits and Schedules - 31

Schedule 7.3b

Sources & Uses of Funds

See attached.

Exhibits and Schedules - 32